TRIMAINE HOLDINGS, INC.

                   EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


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

                                                 Shareholding
Name of                   Jurisdiction of        at Year End
Subsidiary                Incorporation             (Direct)
----------                ---------------        ------------
Inverness Enterprises     Province of                100%
  Ltd.                    British Columbia,
                          Canada

Trimaine Holdings Ltd.    Province of                100%
                          British Columbia,
                          Canada


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